         As filed with the Securities and Exchange Commission on March 12, 1999

                                                     Registration No. 333-_____
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                            THE KROLL-O'GARA COMPANY
             (Exact name of registrant as specified in its charter)

         Ohio                                          31-1470817
------------------------                   ------------------------------------
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                    9113 LeSaint Drive, Fairfield, Ohio 45014
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                              Abram S. Gordon, Esq.
                  Vice President, General Counsel and Secretary
                            The Kroll-O'Gara Company
                               9113 LeSaint Drive
                              Fairfield, Ohio 45014
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (513) 874-2112
                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed                 Proposed
         Title of                   Amount                   maximum                  maximum
        securities                   to be                  offering                 aggregate                Amount of
          to be                   registered                  price                  offering               registration
        registered                    (1)                 per share(2)               price(2)                    fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value             500,000                 $33.8125                $16,906,400                $4,700
$.01                                shares
===============================================================================================================================

(1) This Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become issuable with respect to all or any of such shares pursuant to antidilution provisions in the plan.

(2) Inserted solely for purposes of computing the registration fee and based, pursuant to Rule 456(h) under the Securities Act of 1933, as amended, on the average of the high and low prices of the Common Stock on March 8, 1999, on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
------------------------------------------------

         The documents listed below are incorporated by reference into and made a part of this registration statement. In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

         (a) The registrant's annual report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997; and

         (c) The description of the registrant's Common Stock contained in its registration statement on Form 8-A (File No. 000-21629) filed on October 28, 1996 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities
----------------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers
--------------------------------------------------

         Section 1701.13(E) of the Ohio General Corporation Law allows indemnification by the registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the registrant, by reason of the fact that he is or was a director, officer, employee or agent of the registrant, against expenses, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the registrant unless determined by the court. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim, issue or matter therein. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent counsel or by the shareholders.

         The registrant's Code of Regulations provides that the registrant shall indemnify such persons to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed
--------------------------------------------

         Not applicable.

Item 8.  Exhibits
-----------------

5        Opinion of Counsel
23.1 Consent of Arthur Andersen LLP (in respect of historical and supplemental financial statements of The Kroll-O'Gara Company incorporated by reference)
23.2 Consent of Deloitte & Touche LLP (in respect of financial statements of The Kroll-O'Gara Company incorporated by reference)
23.3 Consent of KPMG LLP (in respect of financial statements of The Kroll-O'Gara Company incorporated by reference)
23.4 Consent of Arthur Andersen LLP (in respect of financial statements of Securify Inc. incorporated by reference)
23.5 Consent of Crowe, Chizek and Company LLP (in respect of financial statements of Kizorek, Inc. incorporated by reference)
23.6 Consent of Deloitte & Touche LLP (in respect of financial statements of Background America, Inc. incorporated by reference)
23.7     Consent of Counsel (included in Exhibit 5)
24       Power of Attorney

Item 9.  Undertakings
---------------------

         *(a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         *(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


----------------------------


*Paragraph references correspond to those of Regulation S-K, Item 512.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York as of the 12th day of March, 1999.


                                            THE KROLL-O'GARA COMPANY


                                            By:  /s/ Jules B. Kroll
                                                 ------------------------------
                                                 Jules B. Kroll
                                                 Chairman of the Board and
                                                 Chief Executive Officer


 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 12th day of March, 1999.

    Signature                                        Title
    ---------                                        -----

 /s/ Jules B. Kroll                                  Chairman of the Board and Chief Executive Officer
---------------------------------                    (principal executive officer)
 Jules B. Kroll

 /s/ Thomas M. O'Gara*                               Vice Chairman of the Board
---------------------------------
 Thomas M. O'Gara

 /s/ Wilfred T. O'Gara*                              President, Chief Operating Officer and Director
---------------------------------
 Wilfred T. O'Gara

 /s/ Nazzareno E. Paciotti                           Chief Financial Officer
---------------------------------                    (principal financial officer)
 Nazzareno E. Paciotti

 /s/ Nicholas P. Carpinello                          Controller and Treasurer
---------------------------------                    (principal accounting officer)
 Nicholas P. Carpinello

 /s/ Michael G. Cherkasky*                           Director
---------------------------------
 Michael G. Cherkasky

---------------------------------                    Director
 Marshall S. Cogan

 /s/ Michael J. Lennon*                              Director
---------------------------------
 Michael J. Lennon


 /s/ Raymond E. Mabus*                               Director
---------------------------------
 Raymond E. Mabus


 /s/ Hugh E. Price*                                  Director
---------------------------------
 Hugh E. Price


 /s/ Jerry E. Ritter*                                Director
---------------------------------
 Jerry E. Ritter


 /s/ William S. Sessions*                            Director
---------------------------------
 William S. Sessions


 /s/ Howard I. Smith*                                Director
---------------------------------
 Howard I. Smith


*Pursuant to Power of Attorney


By: /s/ Abram S. Gordon
   ---------------------------------
   Abram S. Gordon, Attorney-in-Fact